Exhibit 3.1
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BY-LAWS

of

THE INTERPUBLIC GROUP OF COMPANIES, INC.

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Incorporated under the Laws of the
State of Delaware

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As amended through December 17, 2009

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ii

iii

BY-LAWS
OF
THE INTERPUBLIC GROUP OF COMPANIES, INC.

ARTICLE 1

Offices

             SECTION 1.01       Registered Office.     The registered office of the Corporation is located in the City of Dover, County of Kent, State of Delaware.

             SECTION 1.02       Other Offices. The Corporation may establish or discontinue such other offices, including its principal place of business, at such places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may warrant.

ARTICLE 2

Stockholders

             SECTION 2.01       Annual Meeting. The annual meeting of stockholders shall be held on the third Tuesday of May in each year or at such other date as shall be determined by the Board of Directors. If any such day is a legal holiday, the annual meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon as feasible thereafter and any elections held or other business transacted at such meeting shall be valid as if held or transacted on the date designated for the annual meeting.

             SECTION 2.02       Special Meetings. Special meetings of the holders of any class or of all classes of the Corporation’s capital stock may be called at any time by the Board of Directors, and shall be called by the Chairman of the Board, the Co-Chairman of the Board or the Secretary upon the written request, stating the purposes of any such meeting, of a majority of the Board of Directors. Special meetings of the holders of all classes of the Corporation’s capital stock entitled to vote thereat shall also be called by the Chairman of the Board, the Co-Chairman of the Board or the Secretary upon the written request of the holders of no less than 25% of the outstanding shares of all classes of capital stock entitled to vote thereat. The written request from such holders shall be valid and effective only if delivered to the Secretary at the principal executive offices of the Corporation and only if it sets forth (A) as to any business (including the nomination of any person for election or reelection as a director of the Corporation, in which case the questionnaire, representation and agreement required by Section 2.13(d) of these By-Laws must also be delivered along with and at the same time as such written request) that the stockholders requesting the special meeting propose to bring before the special meeting, a brief description of such business, the reasons for conducting such business at the special meeting, any material interest in such business of such stockholders and the beneficial owners, if any, on whose behalf the proposal to conduct such business is made and, if such business includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment; and (B) as to the stockholders giving the notice and the beneficial owners, if any, on whose behalf the proposal to conduct such business (including the nomination of any person for election or reelection as a director of the Corporation) is made, (i) the name and address of such stockholders, as they appear on the Corporation’s books, and of such beneficial owners, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owners, (iii) any agreements, arrangements or understandings entered into by such stockholders, such beneficial owners or their respective affiliates with respect to equity securities of the Corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (iv) to the extent not covered by clauses (ii) and (iii), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to such stockholders and such beneficial owners and (v) an undertaking by such stockholders and such beneficial owners to notify the Corporation in writing of any change in the information called for by clauses (ii), (iii) and (iv) as of the record date for such special meeting, by notice received by the Secretary not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the special meeting date. Special meetings shall be called by means of a notice as provided for in Section 2.04 hereof.

             SECTION 2.03       Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

             SECTION 2.04       Notice of Meetings. Written notice of each meeting of the stockholders, stating the date, hour, place and purpose or purposes thereof, shall be given, personally or by mail, to each stockholder entitled to vote at the meeting not less than ten or more than sixty days before the date of meeting. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

             SECTION 2.05       Organization. The Chairman of the Board or, in his absence, the Co-Chairman of the Board (or, in his absence, the Chief Executive Officer or, in his absence, an officer specified by the Board of Directors) shall be chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings to order and preside thereat.  If these persons shall be absent from any meeting of stockholders, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call it to order, and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote.

             SECTION 2.06       Record Date. (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

           (i)     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

           (ii)     The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, except that the record date for the determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with Section 2.06(b).

(b)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 2.06(b). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in Section 2.06(c). Following receipt of the notice, the Board of Directors shall have ten (10) days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner prescribed by applicable Delaware law; except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)  Any stockholder’s notice required by Section 2.06(b) shall be valid and effective only if delivered to the Secretary at the principal executive offices of the Corporation and only if it sets forth (A) as to any action (including the nomination of any person for election or reelection as a director of the Corporation, in which case the questionnaire, representation and agreement required by Section 2.13(d) of these By-Laws must also be delivered along with and at the same time as such stockholder’s notice) that the stockholder proposes to take by consent, a brief description of such action, the reasons for taking such action, any material interest in such action of such stockholder and the beneficial owner, if any, on whose behalf the proposal to take such action is made and, if such action includes a proposal to amend either the Certificate of

Incorporation or these By-Laws, the text of the proposed amendment; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal to take such action (including the nomination of any person for election or reelection as a director of the Corporation) is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) any agreements, arrangements or understandings entered into by such stockholder, such beneficial owner or their respective affiliates with respect to equity securities of the Corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (iv) to the extent not covered by clauses (ii) and (iii), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to such stockholder and such beneficial owner and (v) an undertaking by such stockholder and such beneficial owner to notify the Corporation in writing of any change in the information called for by clauses (ii), (iii) and (iv) as of the record date for determining stockholders entitled to express consent to such action, by notice received by the Secretary not later than the day following such record date, and thereafter by notice so given and received within one business day of any change in such information.  The Corporation may require the stockholder requesting a record date for proposed stockholder action by consent to furnish additional information to the extent it may reasonably be required to determine the validity of the request for a record date.

             SECTION 2.07       List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

             SECTION 2.08       Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of stockholders the presence, in person or by proxy, of the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting shall constitute a quorum for, and the votes of the holders of a majority of the shares so present shall be required for, the transaction of business. If a quorum is not present at any meeting of the stockholders, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

             SECTION 2.09       Adjourned Meeting. Any meeting of stockholders, including a meeting at which a quorum is not present, may be adjourned to another time or place by the votes of the holders of a majority of the shares of stock of the Corporation present in person or by proxy and entitled to vote. Notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

             SECTION 2.10       Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

             SECTION 2.11       Vote of Stockholders. Except as otherwise provided by the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 2.06 hereof, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock held by such stockholder on the record date. All elections of directors shall be by written ballot, but no vote on any other question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall so decide or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 3.15 hereof, all elections of directors where the number of nominees exceeds the number of directors to be elected, i.e., “contested elections,” shall be decided by the vote of the holders of a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote, and all other questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote on the question, including the election of directors where the number of nominees does not exceed the number of directors to be elected, i.e., an “uncontested election.” Incumbent directors running for reelection in an uncontested election who fail to receive the required vote shall, to the extent permitted by law, resign within 120 days after the election.

             SECTION 2.12       Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

             SECTION 2.13       Notice of Stockholder Business.

(a)  Annual Meetings of Stockholders.

(1)  The proposal of business (including the nomination of any person for election or reelection as a director of the Corporation) to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in these By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-Laws.

(2)  For business (including the nomination of any person for election or reelection as a director of the Corporation) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a)(1)(C) of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary that complies in form and substance with the requirements of these By-Laws and such business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice (including the nomination of any person for election or reelection as a director of the Corporation) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or of a new record date for an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall be valid and effective only if it is timely given (as set forth above) and only if it sets forth (A) as to any business (including the nomination of any person for election or reelection as a director of the Corporation, in which case the questionnaire, representation and agreement required by Section 2.13(d) of these By-Laws must also be delivered along with and at the same time as such stockholder’s notice) that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal to conduct such business is made and, if such business includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal to conduct such business (including the nomination of any person for election or reelection as a director of the Corporation) is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) any agreements, arrangements or understandings entered into by such stockholder, such beneficial owner or their respective affiliates with respect to equity securities of the Corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (iv) to the extent not covered by clauses (ii) and (iii), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to such stockholder and such beneficial owner and (v) an undertaking by such stockholder and such beneficial owner to notify the Corporation in writing of any change in the information called for by clauses (ii), (iii) and (iv) as of the record date for such meeting, by notice received by the Secretary not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date. For the avoidance of doubt, even if the Corporation has already included the election or reelection of directors as an item on the agenda for the annual meeting or already included any other subject matter as an item on the agenda for the annual meeting, a stockholder shall not be permitted to nominate any person for election or reelection as a director of the Corporation at such annual meeting or place any proposal relating to such subject matter on the agenda for such annual meeting, unless, in each case, such stockholder complies with the advance notice requirements set forth in this Section 2.13(a)(2), including as to the timing and substance of such notice requirements.

(b)  Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting as provided for in Section 2.04 hereof. The nomination of any person for election or reelection as a director of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 2.13(b), who shall be entitled to vote at the meeting and who complies with the notice provisions set forth in this Section 2.13(b), including the provisions as to timing of the delivery of the notice of any nomination of a director for election or reelection and required information. In the event the Corporation calls a special meeting of stockholders for the purpose of electing or reelecting one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder delivers the notice required by Section 2.13(a)(2) of these By-Laws along with and at the same time as the questionnaire, representation and agreement required by Section 2.13(d) of these By-Laws to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting or of a new record date for a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated for election or reelection as a director of the Corporation in accordance with the procedures set forth in these By-Laws (including, in the case of nominations by stockholders, the advance notice requirements set forth in Sections 2.02, 2.06(b), 2.13(a) and 2.13(b) of these By-Laws, as applicable, and the provision of the questionnaire, representation and agreement required by Section 2.13(d) of these By-Laws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws (including, in the case of proposals by stockholders, the advance notice requirements set forth in Sections 2.02, 2.06(b) and 2.13(a) of these By-Laws, as applicable). Except as otherwise provided by law, the presiding officer of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in these By-Laws and, if any proposed business is not in compliance with these By-Laws, to declare that such defective proposal shall be disregarded.

(2) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, including, without limiting the generality of the foregoing, the time limits for notice of such proposals as provided under Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

(d) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation (whether at an annual meeting, a special meeting or by action by written consent in lieu of a meeting), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.13(a) and (b) of these By-Laws, as applicable, or as part of the notice required by Sections 2.02 and 2.06(b)) to the Secretary a completed written questionnaire with respect to the background and qualification of such person and any other person or entity that such person may represent (which questionnaire shall be provided by the Secretary) and a written representation and agreement (in the form provided by the Secretary) that such person (A) has no agreement or understanding with any person or entity as to how such person will act or vote on any issue or question as a director, (B) is not a party to any agreement or understanding with any person or entity other than the Corporation with respect to compensation, reimbursement or indemnification in connection with service or action as a director, (C) will comply with the director stock ownership guidelines of the Corporation and (D) in such person’s individual capacity and on behalf of any person or entity for whom such person may be a representative, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and stock ownership and trading policies of the Corporation. In addition, a person shall not be eligible to be a nominee for election as a director unless that person meets the requirements for service as a director prescribed in the Corporation’s Corporate Governance Guidelines.

ARTICLE 3

Board of Directors

             SECTION 3.01       Number. The number of directors which shall constitute the whole Board shall be fixed from time to time by the stockholders or the Board of Directors. Such number shall be not less than three. Directors need not be stockholders.

             SECTION 3.02       Election and Term of Office. Except as otherwise provided by law or by this Article 3 or by the Certificate of Incorporation, directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed as hereinafter provided.

             SECTION 3.03       General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors.

             SECTION 3.04       Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware.

             SECTION 3.05       Regular Meetings. Regular meetings of the Board of Directors shall be held at such time as may be determined by resolution of the Board of Directors, and no notice shall be required for any regular meeting except as otherwise provided by Section 3.07 hereof.

             SECTION 3.06       Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Co-Chairman of the Board, or the Chief Executive Officer, and shall be called by the Chairman of the Board, the Co-Chairman of the Board or the Secretary upon the request in writing of a majority of the directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director at his residence or usual place of business, or shall be sent to him at either of such places by telegraph or messenger or be communicated to him personally or by telephone, at least four days before the day on which the meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director if he shall be present at the meeting, unless his presence is solely for the purpose of asserting an objection that the calling or holding of such meeting is invalid by reason of some provision of law, the Certificate of Incorporation or these By-Laws. Any and all business transacted at any meeting of the Board of Directors, except business specified in the first sentence of Section 3.07 hereof, shall be fully effective without any notice of such meeting having been given, if all the members shall be present and participating therein.

             SECTION 3.07       Business that may be Transacted. No action may be taken at any regular or special meeting of the Board of Directors to amend or repeal any provision of these By-Laws, or to change the number of directors which shall constitute the whole Board, unless notice of the proposed amendment, discontinuance, repeal or change is set forth in the notice of such meeting, whether or not notice of such meeting is otherwise required. Except as otherwise provided by law or by the Certificate of Incorporation, any and all other business may be transacted at any regular or special meeting of the Board of Directors, whether or not enumerated in the notice of the meeting when notice is required.

             SECTION 3.08       Organization. The Board shall designate a Chairman of the Board and may designate a Co-Chairman of the Board.  The board may designate other titles and responsibilities for members of the board in its discretion unless otherwise prohibited by law. The Chairman of the Board or, in his absence, the Co-Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present.  If the Chairman of the Board and the Co-Chairman of the Board shall be absent from any meeting of the Board of Directors, such meeting shall be presided over by such other member of the Board of Directors as specified by the members of the Board of Directors present.  Except as otherwise provided by the Certificate of Incorporation, law or the governance guidelines as may be adopted from time to time by the Board of Directors, the roles of the Chairman of the Board or any other director and that of any officer position (including that of Chief Executive Officer) may be combined or separate.

             SECTION 3.09       Quorum and Adjournment. At any meeting of the Board of Directors the presence of a majority of the whole Board, but not less than two directors, shall constitute a quorum for the transaction of business. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time until a quorum is present. The Secretary shall give notice of each such adjournment to the absent directors.

             SECTION 3.10       Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board so requests.

             SECTION 3.11       Compensation. Unless otherwise restricted by the Certificate of Incorporation or law, the Board of Directors shall have the authority to fix compensation of directors, including annual retainers, meeting fees and equity compensation awards, in a manner consistent with the governance guidelines as the Board of Directors may adopt from time to time. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

             SECTION 3.12       Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or the committee.

             SECTION 3.13       Resignations. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Co-Chairman of the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified, upon the receipt thereof by the addressee. The acceptance of any such resignation shall not be necessary to make it effective.

             SECTION 3.14       Removal of Directors. Any director may be removed at any time, either for or without cause, by action of the holders of record of a majority of the outstanding shares of voting capital stock of the Corporation. For proper cause, a director may also be removed at any time by the affirmative vote of at least two-thirds of the whole Board of Directors.

             SECTION 3.15       Filling of Vacancies. Vacancies created by death, resignation, removal or disqualification and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors remaining in office, although less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote and present and voting at any meeting of the stockholders at which a quorum is present. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

ARTICLE 4

Committees

             SECTION 4.01       Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have or may exercise any power which, by law or by any provision of the Certificate of Incorporation or these By-Laws, can be exercised only by the affirmative vote of a majority of the whole board. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

             SECTION 4.02       Procedural Rules. The Board of Directors may, by resolution passed by a majority of the whole Board, specify rules for the conduct of any committee’s proceedings. In the absence or in amplification of any such rules thus specified by the Board, each committee may adopt its own procedural rules.

             SECTION 4.03       Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

             SECTION 4.04       Removal. Any director may be removed from any committee, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

             SECTION 4.05       Vacancies. Any vacancy among the appointed members of any committee may be filled by the affirmative vote of a majority of the whole Board of Directors.

ARTICLE 5

Officers

             SECTION 5.01       Designation.  The Board of Directors at any time and from time to time shall elect the corporate officers of the Corporation, which may include individuals with such titles, powers and duties as the Board of Directors shall designate in its discretion, unless otherwise prohibited by law.  Except as otherwise provided by the Certificate of Incorporation, law or the governance guidelines as may be adopted from time to time by the Board of Directors, the roles of any member of the Board of Directors and any officer of the Corporation may be combined or separate.  The designation of a director with a specific role on the Board with a title, such as Chairman of the Board, Co-Chairman of the Board, Vice-Chairman of the Board or Presiding Director of the Board, shall not make such director into an officer of the Corporation unless the Board of Directors also specifically designates such director’s role and title as that of not only a director, but also an officer of the Corporation.  The officer titles may include, without limitation, the following titles: Chairman, Co-Chairman, Vice-Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President (any of whom may be designated a Group Vice President, Executive Vice President or Senior Vice President), Secretary, Treasurer, and Controller.  The Board of Directors from time to time may also appoint one or more Vice Presidents (any of whom may be designated a Staff Vice President), Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other employees and agents as are desired. Unless otherwise provided by a resolution of the Board of Directors, such appointed employees shall not themselves perform any corporate management functions and shall not, in such capacities, be deemed corporate officers. Any officer may hold two or more offices, the duties of which can be consistently performed by the same person, unless otherwise forbidden by the Certificate of Incorporation or law.

             SECTION 5.02       Terms of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year. All officers shall hold office at the pleasure of the Board of Directors. If a vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

             SECTION 5.03       Resignations. Any officer may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Co-Chairman of the Board or the

Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified, upon the receipt thereof by the addressee. The acceptance of any resignation shall not be necessary to make it effective.

             SECTION 5.04       Chief Executive Officer.  The Chief Executive Officer or such other officer or officers as specified by the Board of Directors, subject always to the control of the Board of Directors, shall see that all orders and resolutions of the Board of Directors and its committees are carried into effect and have such other duties as from time to time may be assigned to him by the Board of Directors.

            SECTION 5.05       Vice Presidents and Other Officers. The Vice Presidents and other officers of the Corporation shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or by such other officers designated by the Board of Directors as having such power to assign.

             SECTION 5.06       The Secretary. Unless otherwise provided by a resolution of the Board of Directors, the Secretary shall have the following powers and duties.  He shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof. He shall act as secretary at all meetings of stockholders and the Board of Directors and of all committees of the Board of Directors that shall designate him to so serve, and keep minutes of all proceedings at such meetings, as well as of the proceedings at all meetings of such other committees of the Board of Directors as shall designate him to so serve. He shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for the stock ledger and all other books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall perform such other duties as generally pertain to the office of secretary of a corporation. The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of that office, and shall perform such other duties as the Board of Directors may prescribe.

             SECTION 5.07       The Treasurer. Unless otherwise provided by a resolution of the Board of Directors, the Treasurer shall have the following powers and duties.  He shall attend to the care and custody of all the moneys, funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give the Corporation a bond if required by the Board of Directors, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of that office, and shall perform such other duties as the Board of Directors may prescribe.

             SECTION 5.08       Additional Powers and Duties. In addition to the duties and powers expressly enumerated herein, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may from time to time determine, or as may be assigned to them by any superior officer.

             SECTION 5.09       Compensation. The compensation of all officers of the Corporation shall be fixed, from time to time, by or with the approval of the Board of Directors. The compensation of all other employees and agents of the Corporation shall be fixed by the Board of Directors or by such other person or persons as shall be designated by the Board of Directors.

ARTICLE 6

Indemnification

             SECTION 6.01       Actions other than those by or in the right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             SECTION 6.02       Actions by or in the right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

The foregoing sentence to the contrary notwithstanding, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             SECTION 6.03       Indemnification against Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 or 6.02 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

             SECTION 6.04       Authorization. Any indemnification under Section 6.01 or Section 6.02 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02, and that he has reasonably cooperated with the Corporation in the conduct of such action, suit or proceeding. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

             SECTION 6.05       Payment of Expenses in Advance of Final Disposition. Expenses (including attorneys’ fees) incurred by a present or former director, officer, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the following conditions are met: (a) receipt of an undertaking by or on behalf of such present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 6 and (b) (1) in the case of a person who is a director or officer at the time of such authorization, such advancement of expenses (including attorneys’ fees) is authorized (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders; or (2) in the case of a person who is a former director or officer or a present or former employee or agent, such expenses (including attorneys’ fees) are so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

             SECTION 6.06       Non-Exclusivity. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             SECTION 6.07       Application. The provisions of this Article 6 shall not be construed to authorize indemnification in any case or for any liability or expense where such indemnification would not be lawful. They shall be applicable to claims, actions, suits and proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the date of such adoption. If a person meets the requirements of this Article 6 with respect to some matters in a claim, action, suit or proceeding but not with respect to others, he shall be entitled to indemnification as to the former.

ARTICLE 7

Stock Certificates

             SECTION 7.01       Issuance of Certificates. Unless otherwise forbidden by law, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Co-Chairman of the Board, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or such other officer specified by the Board of Directors, certifying the number of shares owned by him in the Corporation.  If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

             SECTION 7.02       Form of Certificates. The certificates representing each class of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall bear on their face appropriate legends conspicuously calling attention to the designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of the class of stock in question, and to the restrictions on transfer and registration set forth in the Certificate of Incorporation. If a full statement of such designations, preferences, rights, qualifications, limitations and restrictions is not printed on the face or back of each certificate, the Corporation shall (and each certificate shall state that the Corporation will) furnish a copy of such full statement to any stockholder upon request and without charge. The acceptance of any stock certificate shall constitute assent to all applicable provisions of the Certificate of Incorporation and of these By-Laws whether or not the stockholder thus accepting the certificate shall have requested a copy of the full statement referred to in the preceding sentence.

             SECTION 7.03       Lost, Stolen or Destroyed Certificates. The Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a new certificate of stock in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such loss, theft or destruction by the owner thereof or his legal representative. The Board of Directors or the officer or officers thereunto duly authorized by the board may, in its, his or their discretion and as a condition precedent to the issuance of such new certificate, require such owner or legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 8

Transfers of Stock

             SECTION 8.01       Registration of Transfers. Except as otherwise provided (and subject to the limitations of ownership set forth) in the Certificate of Incorporation, shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender to the Corporation or its transfer agent of the duly endorsed certificate or certificates for such shares together with (a) stamps evidencing payment of any applicable stock transfer tax or a cash payment sufficient to reimburse the Corporation for payment of such tax, and (b) such guaranty or proof of the authenticity of the endorsement as the Corporation or its transfer agent may reasonably require.

             SECTION 8.02       Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as transfer agents and registrars of any class or classes of the capital stock of the Corporation. Upon such appointments being made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE 9

Delegation of Authority

             SECTION 9.01       Officers’ Duties. In the event of the absence or disability of any officer of the Corporation for which a substitution is not prescribed in these By-Laws, or for any other reason it may deem sufficient, the Board of Directors may by the affirmative vote of a majority of the whole Board delegate all or any of the powers and duties of such officer for the time being to any other officer or to any director.

             SECTION 9.02       Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the

Board of Directors, or as may be prescribed by any officer or officers thereunto duly authorized by the Board of Directors.

             SECTION 9.03       Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or such other officer specified by the Board of Directors or the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

             SECTION 9.04       Attorneys. The Board of Directors may, from time to time, appoint one or more attorneys-in-fact to act for and in representation of the Corporation, either generally or specially, judicially or extra-judicially, and may delegate to any such attorney or attorneys-in-fact all or any powers which, in the judgment of the board, may be necessary, advisable, convenient or suitable for exercise in any country or jurisdiction in the administration or management of the business of the Corporation, or the defense or enforcement of its rights, even though such powers be herein provided or directed to be exercised by a designated officer of the Corporation, or by the Board of Directors. The act of the Board of Directors in conferring any such powers upon, or delegating the same to, any attorney-in-fact shall be conclusive evidence in favor of any third person of the right of the Board of Directors so to confer or delegate such powers; and the exercise by any attorney-in-fact of any powers so conferred or delegated shall in all respects be binding upon the Corporation.

ARTICLE 10

Miscellaneous

             SECTION 10.01       Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware,” which seal shall be in the custody of the Secretary. If and when so directed by the Board of Directors a duplicate of the seal may be kept and be used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

             SECTION 10.02       Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

             SECTION 10.03       Inspection of Books. The Board of Directors shall determine from time to time whether, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

             SECTION 10.04       Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the law of Delaware.

             SECTION 10.05       Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders or the Board of Directors, except business specified in the first sentence of Section 3.07 or in Section 10.06 of these By-Laws, need be specified in any written waiver of notice.

             SECTION 10.06       Amendment. Any provision of these By-Laws may be altered or repealed at any regular or special meeting of the stockholders or the Board of Directors if notice of the proposed alteration or repeal is set forth in the notice of such meeting, whether or not notice of such meeting is otherwise required.